                                                                    EXHIBIT 99.9

       Second Amendment to Rights Agreement, dated as of April 15, 1997, between AST Research, Inc. and American Stock Transfer and Trust Company,
                           as Successor Rights Agent

                                                                       EXHIBIT 9


                      SECOND AMENDMENT TO RIGHTS AGREEMENT
                      ------------------------------------

     THIS SECOND AMENDMENT to the Amended and Restated Rights Agreement, dated as of January 28, 1994, by and between AST Research, Inc. (the "Company") and American Stock Transfer and Trust Company, as successor Rights Agent ("American Stock Transfer"), as amended by the First Amendment to Rights Agreement, dated as of March 1, 1995 (as so amended, the "Rights Agreement"), is dated as of this 15th day of April, 1997.

     WHEREAS, the Company and American Stock Transfer are parties to the Rights Agreement, pursuant to which American Stock Transfer acts as successor Rights Agent; and

     WHEREAS, the Company, Samsung Electronics Co. Ltd. ("Purchaser") and AST Acquisition, Inc. ("Merger Sub") have entered into that certain Agreement and Plan of Merger, dated as of April 14, 1997 (the "Merger Agreement"), pursuant to which (a) Purchaser will acquire all of the outstanding shares of Common Stock of the Company not owned by Purchaser or its affiliates and (b) Purchaser and its affiliates will collectively own all of the Common Stock of the Company; and

     WHEREAS, Section 27 of the Rights Agreement provides that prior to a Distribution Date (as defined in the Rights Agreement), the Company and the Rights Agent shall, if the Company so directs and upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed amendment is in compliance with Section 27, amend any provision of the Rights Agreement without the approval of the holders of Common Stock;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties agree to amend the Rights Agreement as follows:

     1. Section 35 shall be added to the Rights Agreement and shall read in its entirety as follows:

                   "Section 35.  Termination of Rights.  Notwithstanding any
                                 ---------------------
               provision of this Agreement to the contrary, the Rights shall expire immediately prior to the Effective Time, as such term is defined in the Agreement and Plan of Merger, dated as of April 14, 1997, by and among the Company, Samsung Electronics Co. Ltd. and AST Acquisition, Inc."

     2. Except as set forth herein, the Rights Agreement shall remain in full force and effect.

     3. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State.

     4. This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, with all such counterparts together constituting one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.
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
Attest:                                        AST RESEARCH, INC.

By:    /s/ ALICE A. ROGERS                     By:     /s/ Y.S. KIM
       ------------------------------------            ---------------------------------------
Name:  Alice A. Rogers                         Name:   Young Soo Kim
       ------------------------------------            ---------------------------------------
Title: Executive Assistant                     Title:  President and Chief
       ------------------------------------            ---------------------------------------
                                                       Executive Officer
                                                       ---------------------------------------


Attest:                                        AMERICAN STOCK TRANSFER & TRUST COMPANY

By:    /s/ GERALDINE M. ZARBO                  By:     /s/ H. J. LEMMER
       ----------------------------------              ---------------------------------------
Name:  Geraldine M. Zarbo                      Name:   Herbert J. Lemmer
       ----------------------------------              ---------------------------------------
Title: Vice President                          Title:  Vice President
       ----------------------------------              ---------------------------------------

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